SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

June 10, 2005 (June 7, 2005)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 7.01 Regulation FD Disclosure.

     Spectrum Pharmaceuticals, Inc. (the “Company”) acknowledges a recent press release issued by Xmark Asset Management, LLC.

     The Spectrum Board of Directors (the “Spectrum Board”) is always interested in the views of its stockholders. This stockholder’s suggestions were brought to the attention of the Spectrum Board, which gave them thorough and serious consideration, as it would if received from any stockholder.

     The Spectrum Board is fully aware of its fiduciary duties, and has always discharged its obligations in a diligent manner.

     The Spectrum Board is committed to enhancing stockholder value and is always looking for opportunities to achieve this objective. It believes that with a combination of the Company’s focused strategy and continued execution, the Company is well-positioned to continue to create stockholder value. The Spectrum Board will continue to do what it believes is in the best long-term interest of all stockholders.

     The Company also notes that Institutional Shareholder Services (“ISS”) has recommended that stockholders vote FOR the Company’s director nominees at the Company’s upcoming Annual Meeting of Stockholders. ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2005

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Rajesh C. Shrotriya
	Name:	Rajesh C. Shrotriya